Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Procyon Corporation (the "Company") on Form 10-Q for the period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, the undersigned Chief Executive Officer and Chief Financial Officer of the Company, do each certify, to our knowledge, pursuant to 18 U.S.C. ' 1350, as adopted pursuant to ' 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 15, 2017

/s/ REGINA W. ANDERSON	/s/ JAMES B. ANDERSON
Regina W. Anderson, Chief Executive Officer	James B. Anderson, Chief Financial Officer